THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT
                  -------------------------------------------

     This Third Amendment to Stock Purchase Agreement ("Third Amendment") is executed this 5th day of February 1990, by and among Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI"), Thomas H. Bailey, Michael Stolper and Jack R. Thompson, individually.

                                  RECITALS:
                                  --------

     A.  	The undersigned (with the addition of William C. Mangus and
Bernard E. Niedermeyer III) are all parties to that certain Stock Purchase Agreement, dated April 13, 1984, as amended by that certain First Amendment to Stock Purchase Agreement, dated January 4, 1985 and that certain Second Amendment to Stock Purchase Agreement, dated March 18, 1988 (the "Stock Purchase Agreement");

     B.  	The parties now desire to amend further the Stock Purchase
Agreement, as provided for herein in order to more clearly set forth their respective rights, duties and obligations.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to hereby amend the Stock Purchase Agreement as follows:

     1.  	The parties hereby consent and agree to the deletion of Paragraph
9.15 from Article IX of the Stock Purchase Agreement, and the addition of the following paragraph 9.15 to Article IX of the Stock Purchase Agreement in full substitution therefor:

          9.15 If KCSI determines to sell all of its shares of JCC for cash, stock or other consideration, the then owners of the JCC Shares not owned by KCSI shall at KCSI's request, sell their shares of JCC to KCSI or to KCSI's designee at the price which shall be the greater of the following:

               (a)	$1.6373 per share; or

               (b)	Fifteen times the Net After-Tax Earnings per Share of
                   JCC for the fiscal year ended December 31, 1987; or

               (c)	Fifteen times the Net After-Tax Earnings per Share of
                   JCC for the fiscal year ended immediately prior to the date of such sale; or

               (d)	The per share consideration to be received by KCSI in
                   such transaction.

          Such sale shall occur at such time and place and in such manner as KCSI shall reasonably request.

     2.  	Except as expressly amended herein, the Stock Purchase Agreement shall remain in full force and effect.

     3.  	If any conflict shall arise between the terms and conditions of this Third Amendment and the terms and conditions of the Stock Purchase Agreement, this Third Amendment shall govern with respect to the matters described herein.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment on the date first above written.

                              KANSAS CITY SOUTHERN INDUSTRIES, INC.,
                              a Delaware corporation

                              By:  /s/ Landon H. Rowland
                                 --------------------------------
                                 LANDON H. ROWLAND, PRESIDENT



                                 /s/ Thomas H. Bailey
                                 -----------------------------------
                                 THOMAS H. BAILEY



                                 /s/ Michael Stolper
                                 -----------------------------------
                                 MICHAEL STOLPER


                                 /s/ Jack R. Thompson
                                 -----------------------------------
                                 JACK R. THOMPSON